UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 19, 2011

AMP Productions, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51824	98-0400189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Bagua 1st Rd., 9th Floor, Pengji Commercial Space Building
Futian District, Shenzhen, 518028 People’s Republic of China
(Address of principal executive offices)

Telephone – + (86)-755-22211114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On April 19, 2011, we issued 2,925,329 shares of our Common Stock to Well Trend Consultants Limited (“Well Trend”) in exchange for certain consulting services pursuant to the terms of a Consultancy Agreement dated September 25, 2010 between Well Trend and our subsidiary China Digital Image Organization Co., Ltd.  A copy of the Consultancy Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2011.  The issuance of our shares to Well Trend was made in reliance on the exemption provided by Regulation S under the Securities Act.

We issued securities in reliance upon Regulation S under the Securities Act.  Each shareholder who received the securities in such instance was not a United States person as defined in Regulation S.  In addition, the Company did not conduct any selling efforts directed at the United States in connection with the offering.  All shares of common stock issued pursuant to Regulation S included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be “restricted securities.”  As a result, the recipient of the shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011

AMP Productions, Ltd.
(Registrant)

/s/ Jing Wang
Signature

Chief Executive Officer
Title